EXHIBIT 10.84

AMENDMENT 6 TO TRANSITION SERVICES AGREEMENT

THIS AMENDMENT 6 TO TRANSITION SERVICES AGREEMENT (this “Amendment), made November 13, 2013, is by and between Dean Foods Company, a Delaware corporation, (“Dean Foods”) and The WhiteWave Foods Company, a Delaware corporation (“WhiteWave”).

WHEREAS, Dean Foods and WhiteWave previously entered into a Transition Services Agreement dated October 25, 2012, which became effective as of October 31, 2012 (the “Original Agreement”);

WHEREAS, the Original Agreement has been amended by Amendment 1 to Transition Services Agreement dated November 20, 2012 (“Amendment 1”), Amendment 2 to Transition Services Agreement dated December 28, 2012 (“Amendment 2”), and Amendment 5 to Transition Services Agreement dated May 28, 2013 (“Amendment 5,” and collectively with Amendment 1, Amendment 2 and the Original Agreement, the “Agreement”);

WHEREAS, Dean Foods and WhiteWave have not entered into any amendments entitled Amendment 3 or Amendment 4 to Transition Services Agreement nor any other amendments to the Original Agreement other than Amendment 1, Amendment 2 and Amendment 5; and

WHEREAS, Dean Foods and WhiteWave desire to amend the Schedules to the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Capitalized Terms. Capitalized terms contained in this Amendment and not otherwise defined shall have the meaning ascribed to them in the Agreement.

2. Amendments to Schedules.

(a) Schedule A of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached hereto.

(b) Schedule B of the Agreement is hereby deleted in its entirety and replaced with the revised Schedule B attached hereto.

3. Corrections to Amendment 5.

(a) The parties agree and acknowledge that the “New Base Cost” amount set forth in Exhibit I of Amendment 5 was incorrectly stated as “$42,833.” The correct “New Base Cost” amount set forth in Exhibit I of Amendment 5 should have been stated as “$8,666,” which is the amount the Base Cost was reduced to by Amendment 1. The parties therefore agree that, effective as of May 28, 2013, the “New Base Cost” amount set forth in Exhibit I of Amendment 5 is stated as “$8,666.”

(b) The parties agree and acknowledge that Amendment 5 incorrectly stated that QA Lab Services would be added to Exhibit I despite having been terminated as of November 20, 2012 pursuant to Amendment 1. The parties therefore agree that, effective as of May 28, 2013, QA Lab Services shall not be re-inserted into the Agreement nor extended to December 31, 2014.

4. Binding Effect and Assignment. This Amendment and the Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns, except as is otherwise expressly provided herein or in the Agreement. This Amendment and the Agreement shall not be assigned, in whole or in part, by either party without the written consent of the other party; provided, however, that such consent shall not be unreasonably withheld. Without limiting the provisions set forth above, if either party sells or otherwise transfers (“Selling Party”) to a third party all or any portion of its business that provides the services under this Amendment or the Agreement, then at the other party’s option, the Selling Party shall require the purchaser or transferee to assume the obligations of the Selling Party under this Amendment and the Agreement with respect to the applicable services provided by the sold or transferred business.

5. The Agreement. All other terms and provisions of the Agreement not expressly modified by this Amendment shall remain in full force and effect and are hereby expressly ratified and confirmed.

6. Titles. The titles of the articles, sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part of or affect the construction or interpretation of any provisions of this Amendment. The words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Amendment as a whole and not to any particular Article, Section or other subdivision.

7. Execution. This Amendment may be executed in any number of original, facsimile, or portable document format (pdf) counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their proper and duly authorized representatives as of the date first set forth above.

DEAN FOODS COMPANY

By:	/S/ STEVE SCHULTZ

Name: Steve Schultz
Title: Vice President – Corporate Development and Strategy

THE WHITEWAVE FOODS COMPANY

By:	/S/ BLAINE MCPEAK

Name: Blaine McPeak
Title: Executive Vice President

Revised Schedule A

Dean Foods as Provider

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
FINANCE
Accounting, reporting, control	7/31/13	$0	Yes
• SEC / External Reporting Support
• Corporate Accounting (LTI, debt, hedging, etc.)
• Consolidation / Hyperion
• Technical Accounting Support (incl goodwill)
• Audit Coordination
Audit services time and materials (excluding travel)	9/30/14	$2,400 as of 7/1/13 (previously $33,979)
• Control Design – Payroll
• Control Testing – Payroll
• Control Remediation – Payroll
• Control Design – IT infrastructure
• Control Testing – IT infrastructure
• Control Remediation – IT infrastructure
Risk management	6/30/13	$11,140
• Selection of new insurance broker(s)
• New broker(s) market and place insurance program
• Assess, set up new risk management staffing model
• Implement agreed Work Comp insurance structure by state
• Set up allocated insurance expense billing process
• Identify, select new vendors—claims, risk control, actuary
• Historical, prospective claim information data processes
Tax	7/31/13	$0	Yes
• Federal & state income tax compliance
• Tax Accounting/Provision
• Tax audits
• Franchise tax
Treasury and Accounts Payable	6/30/13	$0	Yes
• Amex cards for T&E
• Purchasing cards

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
Facilities Services	6/30/13	$40,000
• Cityplace—allocation of rent expense for WW employees
HUMAN RESOURCES
Compensation	12/31/13	$14,217	Yes
• Market Intelligence—Salaries, Surveys, (ePrism)
• Salary Planning & STI Admin (OSM)
• Exec & Board Comp (Mercer/Dean Comp)
• Comp Communications (Dean Comp)
• Base Salary, STI, LTI-existing and new- (Dean Comp)
Benefits	6/30/13	$0	Yes
• Benefits Enrollment/Changes/Terms
• Benefits Administration (Medical)
• Benefits Administration (Dental)
• Benefits Administration (Vision)
• Benefits Administration (EAP)
• Benefits Administration (FSA)
• Benefits Administration (HSA)
• Benefits Administration (Life/LTD)
• Benefits Administration (STD)
• 401k Administration
• Frozen Pension Fund Management
• ERISA Counsel
• Plan Filings
• Plan audits
• Employee Benefit Communications
• Investment Committee 401k/pension oversight
• Tuition Reimbursement
• Adoption Assistance
• Business Travel Accident Coverage
• Executive Physicals
• COBRA Administration
DFS – ESS	1/31/14	$43,707	Yes
• Payroll, processing, W2, taxes, relocation, equity comp

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
LEGAL			Yes
General Services	6/30/13	$4,000 as of 5/23/13
• Stock Plan Administration
• SEC Compliance
• US Subsidiary Maintenance
• Record Retention Policy administration
Corporate Responsibility
Corporate Responsibility – computer-based training for new employee onboarding only	8/31/13	$1,000 as of 5/23/13
INFORMATION TECHNOLOGY			Yes
End User Services	6/30/14	$68,482 as of 5/1/13
• Service Desk
• Access Management
• Dell / Microsoft / PC Lease
• Hastings Wireless & Granite Wireline
Computing Services	12/31/14	$58,583 as of 5/1/13
• Wintel
• Applications
• Email
Network Services	9/30/14	$46,833 as of 5/1/13
• Network
• Telepresence
SUPPLY CHAIN
Environmental, health & safety – Support	6/30/13	$2,500
• General EHS Support (Compliance, Auditing, Permitting, Training)
• Dept Homeland Security Programs
• Loss Prevention/Control
Environmental, health & safety – Exchange
• EHS reporting and auditing software	8/31/13	$1,000
Environmental, health & safety – Headcount	4/15/13	$13,700 as of 12/28/12
Procurement/Risk Management	6/30/13	$10,000
• Commodity risk management monitoring & reporting
• Commodity procurement
• Sugar Procurement and Sugar tolling
• Oversight—Ongoing contract negotiations with enterprise wide suppliers that are new or have expiring contracts (including indirects)
• Energy procurement
• Liquid Paper Packaging
• Legal review of all contracts
• Corporate Rebates
• Negotiate new Dairy.com agreement for FDD and WWF entities

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
QA Database	12/31/12	$0	Yes
• iCiX Database
Other
• Utilities payment and management	6/30/13	$0 as of 12/28/12	Yes
• Management and communication of supplier cost changes	3/31/13	$0 as of 12/28/12
• Leased equipment (equipment usage, lease management, maintenance (if applicable), lease payments through handover/lease expiration)	3/31/13	$0 as of 12/28/12	Yes
• Hedging settlement (pass through of gains/losses)	3/31/13	$0 as of 12/28/12	Yes
MARKETING RESOURCES	12/31/13	$0	Yes
• Shared Spectra Contract
• Shared Mintel, Kantar, Market Track & NPD contracts
OTHER
Data Synchronization
• Existing services/approach, including systems, tools, expertise	5/31/13	$0	Yes
Distribution Services
• Freight services to include: hauling from Morningstar facilities to outside storage, Morningstar-arranged direct-ship & co-mingled shipments of WhiteWave products	11/20/12	$0	Yes

•   Warehousing services to include: cross-docking, inventory management, storage and/or picking of WhiteWave SKUs resupplied into Morningstar facilities [MS bears any risk of loss due to mis-handling or mis-rotation of WW product while in its possession]

	11/20/12	$0.017/lb
Engineering Services	9/30/14	$1,500 as of 5/1/13
• MP2 installation, support and upgrades
• Service account set-up and maintenance
• HMI set-up and support

*	Indicates areas where Provider currently anticipates third-party costs. This indication is for informational purposes only and does not restrict the Provider from passing along third-party costs even if not currently anticipated.

Revised Schedule B

WhiteWave as Provider

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
RESEARCH & DEVELOPMENT

•   Shared Areas and Equipment: Pilot plants, sensory lab, packaging lab, the focus group room, sensory/consumer test room, the customer service center (commonly known as the “Storeroom”), and all related equipment, (collectively such plants, labs and equipment the “R&D Resources”);

	12/31/14	$8,666 as of 11/20/12

•   Dean Foods-only Areas: the general building facilities (including currently assigned cooler and storage room (known as the “IT Storage Area,” currently located in Saputo’s designated area), the “Kokapelli” conference room, and employee work areas (including both seating area and adjoining kitchen), (collectively such customer service center and building facilities, the “R&D Facilities”). All of the foregoing R&D Resources and R&D Facilities will be as configured in their current location; provided, however, that WhiteWave has option to re-configure the R&D Facilities, provided that (i) Dean Foods continues to have complete and uninterrupted access to all R&D Resources and R&D Facilities as described herein throughout and after such configuration unless otherwise agreed in writing, (ii) after any such reconfiguration Dean Foods will have no less square footage in the R&D Facilities as prior thereto, and (iii) Dean Foods is provided at least thirty (30) days’ notice of any such reconfiguration. Dean Foods will work in good faith with WhiteWave in effecting any such reconfiguration. Dean Foods shall have access to such R&D Resources as agreed by the parties’ respective R&D teams, provided that specifically with regard to the Storeroom, use must be coordinated through VP of Dean Foods R&D and non-Dean Foods personnel may not enter the Dean Foods-only areas from the Storeroom. The parties will work together in good faith in the management and sharing of the R&D Resources. All Dean Foods personnel must be trained and qualified to operate the R&D Resources; WhiteWave to provide any necessary training related to new or modified equipment. All R&D Resources shall be maintained in good working order and, following use by either

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*

party, all R&D Resources shall be left in clean and good working order by the party who last used them. WhiteWave will provide the following services at no additional cost: common area maintenance; consulting and engineering for addition and installation of new equipment; all building rent and taxes; all building repair and maintenance; dump tank and temporary labor associated therewith; security; trash; janitorial services; all utilities. The following services are specifically excluded: coffee service; office supplies (including paper, pens, etc., as well as copier/printer, toner and service thereof), plant care; offsite storage. For the avoidance of doubt, Dean Foods will not have continued access to the photocopier currently in place, which will be removed by WhiteWave, provided that WhiteWave will provide Dean Foods with the removal date, which will in no event be sooner than January 1, 2014.

• Continuation of R&D support from platform dedicated headcount until moved to platform	12/31/12	Historical 2012 allocation
INFORMATION TECHNOLOGY	12/31/14**	$50,000
Data Center Lease
WhiteWave will provide continued use of existing data center systems and facilities currently in place to sufficiently accommodate Dean Foods’ infrastructure and operating environments located in Broomfield, while Dean Foods will monitor, maintain and service the facilities, equipment and systems. The current data center facilities and related services consist of:
• Physical security access limited to personnel or approved suppliers authorized by Dean Foods on a 24x7 basis and administered by WhiteWave
• Power (Utility, UPS, and generator)
• Fire Suppression

•   HVAC (CRAC): Sufficient heating, air conditioning, and humidity control to handle Dean Foods’ company equipment and maintain at temperature of 70 degrees (+/- 5 degrees) and relative humidity of 50% (+/- 10%) as measured from 5 feet high and 6 inches from front of rack

• Storage space to accommodate daily operations (backup tapes, transport containers) and equipment staging

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
• Environmental sensors (e.g., water/fire detection)
WhiteWave will work with onsite resources to perform the following daily support tasks:
• Collection of backup tapes
• Transferring tapes to Dean Foods Data Center Operations team.
• Provide local “Remote Smart Hands” to assist in emergencies (server reboot)
Additionally, WhiteWave will assist in coordinating the following tasks to be performed by Dean Foods’ approved suppliers or personnel, at Dean Foods’ expense:
• Execute planned maintenance and tests on critical data center environmental systems (Generator test, maintenance and refueling)
Provide access to the data center for cleaning services as needed.
SUPPLY CHAIN
QA Lab Services	11/20/12	$20,000
• Lab testing services performed and/or management at WW
Procurement	6/30/13	$10,000
• Support Employees—Ongoing contract negotiations with enterprise wide suppliers that are new or have expiring contracts (including indirects)
OTHER
Marketing Services	12/31/13	$0	Yes
• Shared Symphony/IRI Group Contract (syndicated costs split across WWF, FDD, Morningstar) co-signed by all bu’s, invoiced separately
Consumer Affairs	6/30/13	$21,037	Yes
• Support Headcount
• Telerx (program manager, call center headcount, data)
• Wiki Knowledge database
Customer Data
• RSI data (WMT)	12/31/12	$14,583
• Dunhumby data (Kroger)	2/28/13	$0	Yes

Service	End Date	Base Cost ($/Month unless otherwise noted) and Start Date for any new Base Cost (where applicable)	Third-Party Cost Pass- through (if Yes)*
Facilities services	3/31/13	$4,000
• Bentonville—allocation of rent expenses

*	Indicates areas where Provider currently anticipates third-party costs. This indication is for informational purposes only and does not restrict the Provider from passing along third-party costs even if not currently anticipated.
**	Dean Foods shall have the right to extend the Data Center Lease end date for an additional six months through June 30, 2015. Dean Foods may exercise this right by providing written notice of its intent to extend to WhiteWave no later than June 30, 2014. The New Base Cost for the period of January 1, 2015 – June 30, 2015 shall be $70,000/month. At the conclusion of the services with respect to the Data Center Lease, Dean and WhiteWave shall share the responsibility for the cost of decommissioning the Data Center, including but not limited to removal of all equipment, hardware, and fixtures and rehabilitation of the space to its previous condition.